                                                                     EXHIBIT 4.1

                             AMENDED AND RESTATED
                              LINKON CORPORATION
               1996 STOCK OPTION AND PERFORMANCE INCENTIVE PLAN

                             AMENDED AND RESTATED
                              LINKON CORPORATION
               1996 STOCK OPTION AND PERFORMANCE INCENTIVE PLAN

                               TABLE OF CONTENTS
                               -----------------

ARTICLE 1.................................................... - 1 -

ESTABLISHMENT AND PURPOSE.................................... - 1 -
     1.1     Establishment and Effective Date................ - 1 -
             --------------------------------
     1.2     Purpose......................................... - 1 -
             -------

ARTICLE 2.................................................... - 1 -

AWARDS....................................................... - 1 -
     2.1     Form of Awards.................................. - 1 -
             --------------
     2.2     Maximum Shares Available........................ - 2 -
             ------------------------
     2.3     Return of Prior Awards.......................... - 2 -
             ----------------------

ARTICLE 3.................................................... - 2 -

ADMINISTRATION............................................... - 2 -
     3.1     Committee....................................... - 2 -
             ---------
     3.2     Powers of Committee............................. - 3 -
             -------------------
     3.3     Delegation...................................... - 3 -
             ----------
     3.4     Interpretations................................. - 3 -
             ---------------
     3.5     Liability; Indemnification...................... - 3 -
             --------------------------

ARTICLE 4.................................................... - 4 -

ELIGIBILITY.................................................. - 4 -

ARTICLE 5.................................................... - 4 -

STOCK OPTIONS................................................ - 4 -
     5.1     Grant of Options................................ - 4 -
             ----------------
     5.2     Designation as Non-qualified Stock Option or
             --------------------------------------------
             Incentive Stock Option.......................... - 4 -
             ----------------------
     5.3     Option Price.................................... - 4 -
             ------------
     5.4     Limitation on Amount of Incentive
             ---------------------------------
             Stock Options................................... - 5 -
             -------------
     5.5     Limitation on Time of Grant..................... - 5 -
             ---------------------------
     5.6     Exercise and Payment............................ - 5 -
             --------------------
     5.7     Term............................................ - 6 -
             ----

     5.8     Rights as a Stockholder........................  - 6 -
             -----------------------
     5.9     General Restrictions...........................  - 6 -
             --------------------
     5.10    Cancellation of Stock Appreciation Rights......  - 6 -
             -----------------------------------------

ARTICLE 6...................................................  - 7 -

STOCK APPRECIATION RIGHTS...................................  - 7 -
     6.1  Grants of Stock Appreciation Rights...............  - 7 -
          -----------------------------------
     6.2  Limitations on Exercise...........................  - 7 -
          -----------------------
     6.3  Surrender or Exchange of Tandem Stock
          -------------------------------------
          Appreciation Rights...............................  - 7 -
          -------------------
     6.4  Exercise of Nontandem Stock Appreciation Rights...  - 7 -
          -----------------------------------------------
     6.5  Settlement of Stock Appreciation Rights...........  - 8 -
          ---------------------------------------
     6.6  Cash Settlement...................................  - 8 -
          ---------------

ARTICLE 7...................................................  - 8 -

NONTRANSFERABILITY OF OPTIONS AND STOCK APPRECIATION RIGHTS.  - 8 -

ARTICLE 8...................................................  - 9 -

EFFECT OF TERMINATION OF EMPLOYMENT, RELOCATION EVENT,
   DISABILITY, RETIREMENT, DEATH OR SPECIAL EVENT...........  - 9 -

ARTICLE 9................................................... - 12 -

RESTRICTED SHARES........................................... - 12 -
     9.1  Grant of Restricted Shares........................ - 12 -
          --------------------------
     9.2  Restrictions...................................... - 12 -
          ------------
     9.3  Restricted Stock Certificates..................... - 12 -
          -----------------------------
     9.4  Rights of Holders of Restricted Shares............ - 12 -
          --------------------------------------
     9.5  Forfeiture........................................ - 12 -
          ----------
     9.6  Delivery of Restricted Shares..................... - 13 -
          -----------------------------

ARTICLE 10.................................................. - 13 -

PERFORMANCE SHARES.......................................... - 13 -
     10.1  Award of Performance Shares...................... - 13 -
           ---------------------------
     10.2  Performance Period............................... - 13 -
           ------------------
     10.3  Right to Payment of Performance Shares........... - 13 -
           --------------------------------------
     10.4  Payment for Performance Shares................... - 13 -
           ------------------------------
     10.5  Voting and Dividend Rights....................... - 14 -
           --------------------------

ARTICLE 11.............................................. - 14 -

PERFORMANCE UNITS....................................... - 14 -
     11.1  Award of Performance Units................... - 14 -
           --------------------------
     11.2  Right to Payment of Performance Units........ - 14 -
           -------------------------------------
     11.3  Payment for Performance Units................ - 15 -
           -----------------------------

ARTICLE 12.............................................. - 15 -

UNRESTRICTED SHARES..................................... - 15 -
     12.1  Award of Unrestricted Shares................. - 15 -
           ----------------------------
     12.2  Delivery of Unrestricted Shares.............. - 15 -
           -------------------------------

ARTICLE 13.............................................. - 16 -

GRANTS TO NON-EMPLOYEE DIRECTORS........................ - 16 -

ARTICLE 14.............................................. - 16 -

TAX OFFSET PAYMENTS..................................... - 16 -

ARTICLE 15.............................................. - 16 -

ADJUSTMENT UPON CHANGES IN CAPITALIZATION............... - 16 -

ARTICLE 16.............................................. - 17 -

AMENDMENT AND TERMINATION............................... - 17 -

ARTICLE 17.............................................. - 17 -

WRITTEN AGREEMENT....................................... - 17 -

ARTICLE 18.............................................. - 17 -

MISCELLANEOUS PROVISIONS................................ - 17 -
     18.1  Tax Withholding.............................. - 17 -
           ---------------
     18.2  Compliance With Section 16(b)................ - 18 -
           -----------------------------
     18.3  Successors................................... - 18 -
           ----------
     18.4  General Creditor Status...................... - 18 -
           -----------------------
     18.5  No Right to Employment....................... - 18 -
           ----------------------
     18.6  Notices...................................... - 19 -
           -------
     18.7  Severability................................. - 19 -
           ------------
     18.8  Governing Law................................ - 19 -
           -------------

                             AMENDED AND RESTATED

                              LINKON CORPORATION

               1996 STOCK OPTION AND PERFORMANCE INCENTIVE PLAN


                                  ARTICLE 1.

                           ESTABLISHMENT AND PURPOSE

          1.1  Establishment and Effective Date.  Linkon Corporation, a Nevada
               --------------------------------
corporation (the "Corporation"), hereby establishes a stock incentive plan to be known as the "Linkon Corporation 1996 Stock Option and Performance Incentive Plan" (the "Plan"). The Plan shall become effective as of December 1, 1996, subject to the approval of the Corporation's stockholders at the 1996 Annual Meeting of Stockholders. In the event that such stockholder approval is not obtained, any awards made hereunder shall be cancelled and all rights with respect to such awards shall thereupon cease. Upon approval by the Board of Directors of the Corporation (the "Board") and the Board's Management Compensation and Stock Option Committee (the "Committee"), awards may be made as provided herein.

          1.2  Purpose.  The purpose of the Plan is to encourage and enable
               -------
selected employees, officers, directors and independent contractors (subject to such requirements as may be prescribed by the Committee) of the Corporation and its subsidiaries to acquire a proprietary interest in the Corporation through the ownership of the Corporation's common stock, par value $0.001 per share ("Common Stock"), and other rights with respect to the Common Stock. Such ownership will provide such persons with a more direct stake in the future welfare of the Corporation and encourage them to exert their best efforts for the Corporation and its subsidiaries. It is also expected that the Plan will encourage qualified persons to seek and accept employment with or provide services to the Corporation and its subsidiaries.


                                  ARTICLE 2.

                                    AWARDS

          2.1  Form of Awards.  Awards under the Plan may be granted in any one
               --------------
or all of the following forms: (i) incentive stock options ("Incentive Stock Options") meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"); (ii) non-qualified stock options ("Non-qualified Stock Options") (unless otherwise indicated, references in the Plan to "Options" shall include both Incentive Stock Options and Non-qualified Stock Options); (iii) stock appreciation rights ("Stock Appreciation Rights"), as described in Article 6 hereof, which may be awarded either in tandem with Options ("Tandem Stock Appreciation Rights") or on a stand-alone basis ("Nontandem Stock Appreciation Rights"); (iv) shares of Common Stock which are restricted as provided in Article 9 hereof ("Restricted Shares"); (v) units representing shares of Common Stock, as described in Article 10 hereof

("Performance Shares"); (vi) units which do not represent shares of Common Stock but which may be paid in the form of Common Stock, as described in Article 11 hereof ("Performance Units"); (vii) shares of Common Stock that are not subject to any conditions to vesting ("Unrestricted Shares"); and (viii) tax offset payments ("Tax Offset Payments"), as described in Article 13 hereof.

          2.2  Maximum Shares Available.  The maximum aggregate number of shares
               ------------------------
of Common Stock available for award under the Plan is 2,500,000 subject to adjustment pursuant to Article 15 hereof. In addition, Tax Offset Payments which may be awarded under the Plan will not exceed the number of shares available for issuance under the Plan. Shares of Common Stock issued pursuant to the Plan may be either authorized but unissued shares or issued shares reacquired by the Corporation. In the event that prior to the end of the period during which Options may be granted under the Plan, any Option or any Nontandem Stock Appreciation Rights under the Plan expires unexercised or is terminated, surrendered or cancelled (other than in connection with the exercise of Stock Appreciation Rights) without being exercised in whole or in part for any reason, or any Restricted Shares, Performance Shares or Performance Units are forfeited, or if such awards are settled in cash in lieu of shares of Common Stock, then such shares or units shall be available for subsequent awards under the Plan, upon such terms as the Committee may determine.

          2.3  Return of Prior Awards.  As a condition to any subsequent award,
               ----------------------
the Committee shall have the right, at its discretion, to require recipients of awards previously granted under the Plan to return to the Corporation any such awards. Subject to the provisions of the Plan, such new award shall be upon such terms and conditions as are specified by the Committee at the time the new award is granted.


                                   ARTICLE 3.

                                 ADMINISTRATION

          3.1  Committee.  Awards shall be determined, and the Plan shall be
               ---------
administered, by the Committee as appointed from time to time by the Board, which Committee shall consist of not less than two (2) members of the Board. Except as permitted by Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Act"), and by Section 162(m) of the Code (or Regulations promulgated thereunder), no member of the Board may serve on the Committee if such member: (i) is or has been granted or awarded stock, stock options, stock appreciation rights or any other equity security or derivative security of the Corporation or any of its affiliates pursuant to the Plan or any other plan of the Corporation or its affiliates either while serving on the Committee or during the one year period prior to being appointed to the Committee; (ii) is an employee or former employee of the Corporation; or (iii) receives remuneration from the Corporation, either directly or indirectly, in any capacity other than as a director.

          3.2  Powers of Committee.  Subject to the express provisions of the
               -------------------
Plan, the Committee shall have the power and authority (i) to grant Options and to determine the purchase price of the Common Stock covered by each Option, the term of each Option, the number of shares of Common Stock to be covered by each Option and any performance objectives or vesting standards applicable to each Option; (ii) to designate Options as Incentive Stock Options or Non-qualified Stock Options and to determine which Options, if any, shall be accompanied by Tandem Stock Appreciation Rights, (iii) to grant Tandem Stock Appreciation Rights and Nontandem Stock Appreciation Rights and to determine the terms and conditions of such rights; (iv) to grant Restricted Shares and to determine the term of the restricted period and other conditions and restrictions applicable to such shares; (v) to grant Performance Shares and Performance Units and to determine the performance objectives, performance periods and other conditions applicable to such shares or units; (vi) to grant Unrestricted Shares; (vii) to determine the amount of, and to make, Tax Offset Payments; and (viii) to determine the persons to whom, and the time or times at which, Options, Stock Appreciation Rights, Restricted Shares, Performance Shares, Performance Units and Unrestricted Shares shall be granted.

          3.3  Delegation.  The Committee may delegate to one or more of its
               ----------
members or to any other person or persons such ministerial duties as it may deem advisable; provided, however, that the Committee may not delegate any of its responsibilities hereunder if such delegation would cause the Plan to fail to comply with the "disinterested administration" rules under Section 16 of the Act. The Committee may also employ attorneys, consultants, accountants or other professional advisors and shall be entitled to rely upon the advice, opinions or valuations of any such advisors.

          3.4  Interpretations.  The Committee shall have sole discretionary
               ---------------
authority to interpret the terms of the Plan, to adopt and revise rules, regulations and policies to administer the Plan and to make any other factual determinations which it believes to be necessary or advisable for the administration of the Plan. All actions taken and interpretations and determinations made by the Committee in good faith shall be final and binding upon the Corporation, all employees who have received awards under the Plan and all other interested persons.

          3.5  Liability; Indemnification.  No member of the Committee, nor any
               --------------------------
person to whom ministerial duties have been delegated, shall be personally liable for any action, interpretation or determination made with respect to the Plan or awards made thereunder, and each member of the Committee shall be fully indemnified and protected by the Corporation with respect to any liability he or she may incur with respect to any such action, interpretation or determination, to the extent permitted by applicable law and to the extent provided in the Corporation's Certificate of Incorporation and Bylaws, as amended from time to time, or under any agreement between any such member and the Corporation.

                                  ARTICLE 4.

                                  ELIGIBILITY

          Awards may be made to all employees, officers, directors and independent contractors of the Corporation or any of its subsidiaries (subject to such requirements as may be prescribed by the Committee); provided, however,
                                                             --------  -------
that no person may receive awards of or relating to more than 100,000 shares of Common Stock in the aggregate in any fiscal year of the Corporation. Awards may be made to an officer, director or independent contractor of the Corporation, whether or not such person is also an employee of the Corporation, provided that no award may be granted to a director who is a member of the Committee (except pursuant to Article 13 below). In determining the persons to whom awards shall be granted and the number of shares to be covered by each award, the Committee shall take into account the nature of the services rendered by such persons, their present and potential contributions to the success of the Corporation and its subsidiaries and such other factors as the Committee in its sole discretion shall deem relevant.

          As used herein, the term "subsidiary" shall mean any present or future corporation, partnership or joint venture in which the Corporation owns, directly or indirectly, 40% or more of the economic interests. Notwithstanding the foregoing, only employees of the Corporation and any present or future corporation which is or may be a "subsidiary corporation" of the Corporation (as such term is defined in Section 424 (f) of the Code) shall be eligible to receive Incentive Stock Options.


                                  ARTICLE 5.

                                 STOCK OPTIONS

          5.1  Grant of Options.  Options may be granted under the Plan for the
               ----------------
purchase of shares of Common Stock. Options shall be granted in such form and upon such terms and conditions, including the satisfaction of corporate or individual performance objectives and other vesting standards, as the Committee shall from time to time determine.

          5.2  Designation as Non-qualified Stock Option or Incentive Stock
               ------------------------------------------------------------
Option.  In connection with any grant of Options, the Committee shall designate
------
in the written agreement required pursuant to Article 17 hereof whether the Options granted shall be Incentive Stock Options or Non-qualified Stock Options, or in the case both are granted, the number of shares of each.

          5.3  Option Price.  The purchase price per share under each Incentive
               ------------
Stock Option shall be not less than the Market Price (as hereinafter defined) of the Common Stock on the date the Incentive Stock Option is granted. The purchase price per share under each Non-qualified Stock Option shall be specified by the Committee. In no case, however, shall the purchase price per share of either an Incentive Stock Option or Non-qualified Stock Option be less than the par value of the Common Stock ($.001). Notwithstanding the foregoing, to the extent required by the Code, the purchase price per share under each Non-qualified Stock Option granted to an employee who is treated as a "covered employee" (as defined in Section 162(m)(3) of the Code) on the date such Non-Qualified Option is exercised shall not be less than 100% of the Market Price of the Common Stock on the date of grant. In the case of an Incentive Stock Option granted to an employee owning (actually or constructively under Section 424(d) of the Code), more than 10% of the total combined voting power of all classes of stock of the Corporation or of a subsidiary (a "10% Stockholder"), the option price shall not be less than 110% of the Market Price of the Common Stock on the date of grant.

          The "Market Price" of the Common Stock on any day shall be determined as follows: (i) if the Common Stock is listed on a national securities exchange or quoted through the NASDAQ National Market System, the Market Price on any day shall be the average of the high and low reported Consolidated Trading sales prices, or if no such sale is made on such day, the average of the closing bid and asked prices reported on the Consolidated Trading listing for such day; (ii) if the Common Stock is quoted on the NASDAQ inter-dealer quotation system, the Market Price on any day shall be the average of the representative bid and asked prices at the close of business for such day; or (iii) if the Common Stock is not listed on a national stock exchange or quoted on NASDAQ, the Market Price on any day shall be the average of the high bid and low asked prices reported by the National Quotation Bureau, Inc. for such day. In no event shall the Market Price of a share of Common Stock subject to an Incentive Stock Option be less than the fair market value as determined for purposes of Section 422(b)(4) of the Code.

          The Option price so determined shall also be applicable in connection with the exercise of any Tandem Stock Appreciation Rights granted with respect to such Option.

          5.4  Limitation on Amount of Incentive Stock Options.  In the case of
               -----------------------------------------------
Incentive Stock Options, the aggregate Market Price (determined at the time the Incentive Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any optionee during any calendar year (under all plans of the Corporation and any subsidiary) shall not exceed $100,000.

          5.5  Limitation on Time of Grant.  No grant of an Incentive Stock
               ---------------------------
Option shall be made under the Plan more than ten (10) years after the date the Plan is approved by stockholders of the Corporation.

          5.6  Exercise and Payment.  Options may be exercised in whole or in
               --------------------
part. Common Stock purchased upon the exercise of Options shall be paid for in full at the time of purchase. Such payment shall be made in cash or, in the discretion of the Committee, through delivery of shares of Common Stock or surrender of Options (or a portion of an Option) held by the optionee (provided that the then-Market Price of Common Stock exceeds the exercise price of such Options) or a combination of the foregoing, to the extent permitted in accordance with procedures to be established by the Committee. Any shares of Common Stock so delivered shall be valued at their Market Price on the date of exercise. Any Option (or portion of an Option) so surrendered shall be valued at the product of (a) the difference between (i) the Market Price of one (1) share of Common Stock on the date of exercise and (ii) the exercise price under such Option, multiplied by
(b) the number of shares of Common Stock covered by such Option (or the portion of such Option which is surrendered). Upon receipt of notice of exercise and payment in accordance with procedures to be established by the Committee, the Corporation or its agent shall deliver to the person exercising the Option (or his or her designee) a certificate for such shares.

          5.7  Term.  The term of each Option granted hereunder shall be
               ----
determined by the Committee; provided, however, that, notwithstanding any other
                             --------  -------
provision of the Plan, in no event shall an Incentive Stock Option be exercisable after ten (10) years from the date it is granted, or in the case of an Incentive Stock Option granted to a 10% Stockholder, five (5) years from the date it is granted.

          5.8  Rights as a Stockholder.  A recipient of Options shall have no
               -----------------------
rights as a stockholder with respect to any shares issuable or transferable upon exercise thereof until the date on which a recipient shall have exercised his or her Option in accordance herewith. Except as otherwise expressly provided in the Plan, no adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such stock certificate is issued.

          5.9  General Restrictions.  Each Option granted under the Plan shall
               --------------------
be subject to the requirement that, if at any time the Board shall determine, in its discretion, that the listing, registration or qualification of the shares issuable or transferable upon exercise thereof upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issue, transfer, or purchase of shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

          The Board or the Committee may, in connection with the granting of any Option, require the person to whom the Option is to be granted to enter into an agreement with the Corporation stating that as a condition precedent to each exercise of the Option, in whole or in part, such person shall if then required by the Corporation represent to the Corporation in writing that such exercise is for investment only and not with a view to distribution, and also setting forth such other terms and conditions as the Board or the Committee may prescribe.

          5.10 Cancellation of Stock Appreciation Rights.  Upon exercise of all
               -----------------------------------------
or a portion of an Option, the related Tandem Stock Appreciation Rights shall be cancelled with respect to an equal number of shares of Common Stock as are issuable upon exercise of such Option.

                                  ARTICLE 6.

                           STOCK APPRECIATION RIGHTS

          6.1  Grants of Stock Appreciation Rights.  Tandem Stock Appreciation
               -----------------------------------
Rights may be awarded by the Committee in connection with any Option granted under the Plan, either at the time the Option is granted or thereafter at any time prior to the exercise, termination or expiration of the Option. Nontandem Stock Appreciation Rights may also be granted by the Committee at any time. At the time of grant of Nontandem Stock Appreciation Rights, the Committee shall specify the number of shares of Common Stock covered by such right and the base price of shares of Common Stock to be used in connection with the calculation described in Section 6.4 below. The base price of any Nontandem Stock Appreciation Rights shall be not less than 100% of the Market Price of a share of Common Stock on the date of grant. Stock Appreciation Rights shall be subject to such terms and conditions not inconsistent with the other provisions of the Plan as the Committee shall determine.

          6.2  Limitations on Exercise.  Tandem Stock Appreciation Rights shall
               -----------------------
be exercisable only to the extent that the related Option is exercisable and shall be exercisable only for such period as the Committee may determine (which period may expire prior to the expiration date of the related Option). Upon the exercise of all or a portion of Tandem Stock Appreciation Rights, the related Option shall be cancelled with respect to an equal number of shares of Common Stock. Shares of Common Stock subject to Options, or portions thereof, surrendered upon exercise of Tandem Stock Appreciation Rights shall not be available for subsequent awards under the Plan. Nontandem Stock Appreciation Rights shall be exercisable during such period as the Committee shall determine.

          6.3  Surrender or Exchange of Tandem Stock Appreciation Rights.
               ---------------------------------------------------------
Tandem Stock Appreciation Rights shall entitle the recipient to surrender to the Corporation unexercised the related Option, or any portion thereof, and to receive from the Corporation in exchange therefor that number of shares of Common Stock having an aggregate Market Price equal to (A) the excess of (i) the Market Price of one (1) share of Common Stock as of the date the Tandem Stock Appreciation Rights are exercised over (ii) the option price per share specified in such Option, multiplied by (B) the number of shares of Common Stock subject to the Option, or portion thereof, which is surrendered. Cash shall be delivered in lieu of any fractional shares.

          6.4  Exercise of Nontandem Stock Appreciation Rights.  The exercise of
               -----------------------------------------------
Nontandem Stock Appreciation Rights shall entitle the recipient to receive from the Corporation that number of shares of Common Stock having an aggregate Market Price equal to (A) the excess of (i) the Market Price of one (1) share of Common Stock as of the date on which the Nontandem Stock Appreciation Rights are exercised over (ii) the base price of the shares covered by the Nontandem Stock Appreciation Rights, multiplied by (B) the number of shares of Common Stock covered by the Nontandem Stock Appreciation Rights, or the portion thereof being exercised. Cash shall be delivered in lieu of any fractional shares.

          6.5  Settlement of Stock Appreciation Rights.  As soon as is
               ---------------------------------------
reasonably practicable after the exercise of any Stock Appreciation Rights, the Corporation shall (i) issue, in the name of the recipient, stock certificates representing the total number of full shares of Common Stock to which the recipient is entitled pursuant to Section 6.3 or 6.4 hereof and cash in an amount equal to the Market Price, as of the date of exercise, of any resulting fractional shares, and (ii) if the Committee causes the Corporation to elect to settle all or part of its obligations arising out of the exercise of the Stock Appreciation Rights in cash pursuant to Section 6.6 hereof, deliver to the recipient an amount in cash equal to the Market Price, as of the date of exercise, of the shares of Common Stock it would otherwise be obligated to deliver.

          6.6  Cash Settlement.  The Committee, in its discretion, may cause the
               ---------------
Corporation to settle all or any part of its obligation arising out of the exercise of Stock Appreciation Rights by the payment of cash in lieu of all or part of the shares of Common Stock it would otherwise be obligated to deliver in an amount equal to the Market Price of such shares on the date of exercise.


                                  ARTICLE 7.

          NONTRANSFERABILITY OF OPTIONS AND STOCK APPRECIATION RIGHTS

          No Option or Stock Appreciation Rights may be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise), except as provided by will or the applicable laws of descent and distribution, and no Option or Stock Appreciation Rights shall be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Option or Stock Appreciation Rights not specifically permitted herein shall be null and void and without effect. An Option or Stock Appreciation Rights granted to an individual may be exercised by the recipient only during his or her lifetime, or following his or her death pursuant to
Section 8.4 hereof.

          Notwithstanding anything to the contrary in the preceding paragraph, the Committee may, in its sole discretion, cause the written agreement relating to any Non-qualified Stock Options or Stock Appreciation Rights granted hereunder to provide that the recipient of such Non-qualified Stock Options or Stock Appreciation Rights may transfer any of such Non-qualified Stock Options or Stock Appreciation Rights other than by will or the laws of descent and distribution in any manner authorized under applicable law; provided, however,
                                                            --------  -------
that in no event may the Committee permit any transfers which would cause this Plan to fail to satisfy the applicable requirements of Rule 16b-3 under the Act, or would cause any recipient of awards hereunder to fail to be entitled to the benefits Rule 16b-3 or other exemptive rules under Section 16 of the Act or be subject to liability thereunder.

                                  ARTICLE 8.

EFFECT OF TERMINATION OF EMPLOYMENT, RELOCATION EVENT, DISABILITY, RETIREMENT,
                            DEATH OR SPECIAL EVENT

          8.1  General Rule.  Except as expressly determined by the Committee in
               ------------
its sole discretion, no Option or Stock Appreciation Rights shall be exercisable after three months following the recipient's termination of employment with or, in the case of a nonemployee recipient, cessation of providing services to the Corporation or a subsidiary, unless such termination or cessation occurs by reason of (i) a Relocation Event (as defined in Section 8.2), (ii) Retirement (as defined in Section 8.3), (iii) death, or (iv) a Special Event (as defined in
Section 8.5), provided that, in the case of a Special Event, the Committee shall have modified such Option or Stock Appreciation Rights to remain exercisable as provided in Section 8.5.

          Options and Stock Appreciation Rights shall not be affected by any change of duties so long as the recipient continues to be employed by or provide services to either the Corporation or a subsidiary. The Committee may, in its sole discretion, cause any Option or Stock Appreciation Rights to be forfeited upon an award recipient's termination of employment or other arrangement for the provision of services if the recipient was terminated for one (or more) of the following reasons: (i) the conviction of, or plea of guilty or nolo contendere
                                                               ---- ----------
to, the commission of a felony, (ii) the commission of any fraud, misappropriation or misconduct which causes demonstrable injury to the Corporation or a subsidiary, (iii) an act of dishonesty by the recipient resulting or intended to result, directly or indirectly, in gain or personal enrichment at the expense of the Corporation or a subsidiary, (iv) any breach of the recipient's fiduciary duties to the Corporation, or (v) a serious violation by the recipient of a Corporation policy. It shall be within the sole discretion of the Committee to determine whether the recipient's termination was for one of the foregoing reasons, and the decision of the Committee shall be final and conclusive.

          8.2  Relocation Event.  Options and Stock Appreciation Rights granted
               ----------------
to a recipient shall remain outstanding after termination of such recipient's employment with or, in the case of a nonemployee recipient, cessation of providing services to the Corporation or a subsidiary, if such termination or cessation solely occurs by reason of a "Relocation Event," which shall be deemed to occur if (i) a husband and wife are both current employees, officers, directors or independent contractors of or to the Corporation, (ii) the Corporation transfers one spouse to a new location, (iii) the Corporation is unable to offer the other spouse a position that is substantially comparable to his or her current position, and (iv) as a result, the other spouse's employment with or other arrangement for the provision of services to the Corporation is terminated and the other spouse, as recipient, holds outstanding Options or Stock Appreciation Rights.

          In case of a Relocation Event, the Options or Stock Appreciation Rights held by a terminated recipient shall be exercisable for a period equal to the lesser of (i) the period such Options or Stock Appreciation Rights would be exercisable absent such termination, and (ii) the period such Options or Stock Appreciation Rights would be exercisable if granted to the spouse continuing as an employee, officer, director or independent contractor of the Corporation on the date originally granted to the terminated spouse.

          8.3  Disability or Retirement.  Except as expressly provided otherwise
               ------------------------
in the written agreement relating to any Option or Stock Appreciation Rights granted under the Plan, in the event of the Disability or Retirement of an employee, officer or director who is the recipient of Options or Stock Appreciation Rights, the Options or Stock Appreciation Rights which are held by such recipient on the date of such Disability or Retirement, whether or not otherwise exercisable on such date, shall be exercisable at any time until the expiration date of the Options or Stock Appreciation Rights; provided, however,
                                                             --------  -------
that any Incentive Stock Option of such recipient shall no longer be treated as an Incentive Stock Option unless exercised within three (3) months of the date of such Disability or Retirement (or within one (1) year in the case of an employee who is "disabled" within the meaning of Section 22(e)(3) of the Code).

          "Disability" shall mean any termination of employment with or, in the case of a nonemployee officer or director, status as an officer or director of the Corporation or a subsidiary because of a long-term or total disability, as determined by the Committee in its sole discretion. "Retirement" shall mean a termination of employment with or, in the case of a nonemployee officer or director, status as an officer or director of the Corporation or a subsidiary either (i) on a voluntary basis by a recipient who is at least 60 years of age and has at least 15 years of service with the Corporation or a subsidiary or
(ii) otherwise with the written consent of the Committee in its sole discretion. The decision of the Committee shall be final and conclusive.

          8.4  Death.  Except as expressly provided otherwise in the written
               -----
agreement relating to any Option or Stock Appreciation Rights granted under the Plan, in the event of the death of a recipient of Options or Stock Appreciation Rights while an employee, officer or director of the Corporation or any subsidiary, Options or Stock Appreciation Rights which are held by such recipient at the date of death, whether or not otherwise exercisable on the date of death, shall be exercisable by the beneficiary designated by such recipient for such purpose (the "Designated Beneficiary") or if no Designated Beneficiary shall be appointed or if the Designated Beneficiary shall predecease such recipient, by such recipient's personal representatives, heirs or legatees at any time within three (3) years from the date of death (subject to the limitation in Section 5.7 hereof), at which time such Options or Stock Appreciation Rights shall terminate; provided, however, that any Incentive Stock
                                     --------  -------
Option of such recipient shall no longer be treated as an Incentive Stock Option unless exercised within three (3) months of the date of the recipient's death.

          In the event of the death of a recipient of Options or Stock Appreciation Rights following a termination of employment or, in the case of an a nonemployee officer or director, status as an officer or director due to Retirement, Disability or a Special Event (as defined in Section 8.5 hereof), if such death occurs before the Options or Stock Appreciation Rights are exercised, the Options or Stock Appreciation Rights which are held by such recipient on the date of termination shall be exercisable by such recipient's Designated Beneficiary, or if no Designated Beneficiary shall be appointed or if the Designated Beneficiary shall predecease such recipient, by such recipient's personal representatives, heirs or legatees to the same extent such Options or Stock Appreciation Rights were exercisable by the recipient following such termination of employment.

          8.5  Special Event.  In the case of a Special Event, the Committee in
               -------------
its sole discretion may elect to modify all or any lesser number of any Options or Stock Appreciation Rights held by a recipient terminated as a result of a Special Event which are or are not exercisable on the date of termination, to provide that any of such Options or Stock Appreciation Rights may continue to be exercisable for the term and in the manner specified therein or for such other term and subject to such other provisions and conditions (including, without limitation, acceleration of the time or times at which any such Options or Stock Appreciation Rights may be exercised) as the Committee shall specify. The Committee shall have the sole discretion to determine the recipients to whom and in the manner in which any such modification shall be made. If the Committee does not elect to modify an Option or Stock Appreciation Rights, then only Options and Stock Appreciation Rights currently exercisable at the date of termination shall be exercisable as provided in the first sentence of Section
8.1 hereof.

          A "Special Event" shall mean (i) the sale or other disposition of a subsidiary or division of the Corporation; (ii) the closing or discontinuation of a specific operation of the Corporation or any subsidiary; (iii) the elimination of job categories; or (iv) a limited program of terminations in connection with a personnel reorganization or restructuring of the Corporation or any subsidiary of the Corporation scheduled to be completed on a date certain, provided, however, that only those recipients who meet the terms and conditions as established by the Board or the Committee in its discretion shall be eligible to receive accelerated vesting of Options and Stock Appreciation Rights.

          8.6  Leave of Absence.  In the case of an employee, officer or
               ----------------
director on an approved leave of absence, the Options and Stock Appreciation Rights of such person shall not be affected unless such leave is longer than 13 weeks. The date of exercisability of any Options or Stock Appreciation Rights of an employee, officer or director which are unexercisable at the beginning of an approved leave of absence lasting longer than 13 weeks shall be postponed for a period equal to the length of such leave of absence. Notwithstanding the foregoing, the Committee may, in its sole discretion, waive in writing any such postponement of the date of exercisability of any Options or Stock Appreciation Rights due to a leave of absence.

                                  ARTICLE 9.

                               RESTRICTED SHARES

          9.1  Grant of Restricted Shares.  The Committee may from time to time
               --------------------------
cause the Corporation to grant Restricted Shares under the Plan to employees, officers, directors or independent contractors of the Corporation, subject to such restrictions, conditions and other terms as the Committee may determine.

          9.2  Restrictions.  At the time a grant of Restricted Shares is made,
               ------------
the Committee shall establish a period of time (the "Restricted Period") applicable to such Restricted Shares. Each grant of Restricted Shares may be subject to a different Restricted Period. The Committee may, in its sole discretion, at the time a grant is made, prescribe restrictions in addition to or other than the expiration of the Restricted Period, including the satisfaction of corporate or individual performance objectives, which shall be applicable to all or any portion of the Restricted Shares. The Committee may also, in its sole discretion, shorten or terminate the Restricted Period or waive any other restrictions applicable to all or a portion of such Restricted Shares. None of the Restricted Shares may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other restrictions prescribed by the Committee with respect to such Restricted Shares.

          9.3  Restricted Stock Certificates.  The Corporation shall issue, in
               -----------------------------
the name of each person to whom Restricted Shares have been granted, stock certificates representing the total number of Restricted Shares granted to the recipient, as soon as reasonably practicable after the grant. The Corporation, at the direction of the Committee, shall hold such certificates, properly endorsed for transfer, for the recipient's benefit until such time as the Restricted Shares are forfeited to the Corporation, or the restrictions lapse.

          9.4  Rights of Holders of Restricted Shares.  Holders of Restricted
               --------------------------------------
Shares shall not have the right to vote such shares or the right to receive any cash dividends with respect to such shares. All distributions, if any, received by a recipient with respect to Restricted Shares as a result of any stock split, stock distribution, a combination of shares, or other similar transaction shall be subject to the restrictions of this Article 9.

          9.5  Forfeiture.  Any Restricted Shares granted pursuant to the Plan
               ----------
shall be forfeited if the recipient terminates employment with or, in the case of a nonemployee recipient, the cessation of providing services to the Corporation or its subsidiaries prior to the expiration or termination of the Restricted Period and the satisfaction of any other conditions applicable to such Restricted Shares. Upon such forfeiture, the Restricted Shares that are forfeited shall be retained in the treasury of the Corporation and available for subsequent awards under the Plan, unless the Committee directs that such Restricted Shares be cancelled upon forfeiture. If the recipient's employment or other arrangement for the provision of services terminates as a result of Disability, Retirement or death, or a Relocation Event or Special Event, all Restricted Shares of such recipient shall be forfeited, unless the Committee, in its sole discretion, shall determine otherwise.

          9.6  Delivery of Restricted Shares.  Upon the expiration or
               -----------------------------
termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to the Restricted Shares shall lapse and a stock certificate for the number of Restricted Shares with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, to the recipient or the recipient's beneficiary or estate, as the case may be.


                                  ARTICLE 10.

                              PERFORMANCE SHARES

          10.1  Award of Performance Shares.  For each Performance Period (as
                ---------------------------
defined in Section 10.2), Performance Shares may be granted under the Plan to such employees, officers, directors and independent contractors of the Corporation and its subsidiaries as the Committee shall determine in its sole discretion. Each Performance Share shall be deemed to be equivalent to one (1) share of Common Stock. Performance Shares granted to such a recipient shall be credited to an account (a "Performance Share Account") established and maintained for such recipient.

          10.2  Performance Period.  "Performance Period" shall mean such period
                ------------------
of time as shall be determined by the Committee in its sole discretion. Different Performance Periods may be established for different recipients receiving Performance Shares. Performance Periods may run consecutively or concurrently.

          10.3  Right to Payment of Performance Shares.  With respect to each
                --------------------------------------
award of Performance Shares under the Plan, the Committee shall specify performance objectives (the "Performance Objectives") which must be satisfied in order for the recipient to vest in the Performance Shares which have been awarded to such recipient for the Performance Period. If the Performance Objectives established for a recipient for the Performance Period are partially but not fully met, the Committee may, nonetheless, in its sole discretion, determine that all or a portion of the Performance Shares have vested. If the Performance Objectives for a Performance Period are exceeded, the Committee may, in its sole discretion, grant additional, fully vested Performance Shares to the recipient. The Committee may also determine, in its sole discretion, that Performance Shares awarded to a recipient shall become partially or fully vested upon the recipient's Disability, Retirement or death, or upon a Relocation Event or Special Event, or upon the termination of the recipient's employment or other arrangement for the provision of services to the Corporation prior to the end of the Performance Period.

          10.4  Payment for Performance Shares.  As soon as practicable
                ------------------------------
following the end of a Performance Period, the Committee shall determine whether the Performance Objectives for the Performance Period have been achieved (or partially achieved to the extent necessary to permit partial vesting at the discretion of the Committee pursuant to Section 10.3). If the Performance Objectives for the Performance Period have been exceeded, the Committee shall determine whether additional Performance Shares shall be granted to the recipient pursuant to Section 10.3. As soon as reasonably practicable after such determinations, or at such later date as the Committee shall determine at the time of grant, the Corporation shall pay to the recipient an amount with respect to each vested Performance Share equal to the Market Price of a share of Common Stock on such payment date or, if the Committee shall so specify at the time of grant, an amount equal to
(i) the Market Price of a share of Common Stock on the payment date less (ii) the Market Price of a share of Common Stock on the date of grant of the Performance Share. Payment shall be made entirely in cash, entirely in Common Stock (including Restricted Shares) or in such combination of cash and Common Stock as the Committee shall determine in its sole discretion.

          10.5  Voting and Dividend Rights.  Except as provided in Article 15
                --------------------------
hereof, no recipient of Performance Shares shall be entitled to any voting rights, to receive any cash dividends, or to have such recipient's Performance Share Account credited or increased as a result of any cash dividends or other distribution with respect to Common Stock. Notwithstanding the foregoing, within sixty (60) days from the date of payment of a cash dividend by the Corporation on its shares of Common Stock, the Committee, in its sole discretion, may credit a recipient's Performance Share Account with additional Performance Shares having an aggregate Market Price equal to the cash dividend per share paid on the Common Stock multiplied by the number of Performance Shares credited to such recipient's account at the time the cash dividend was declared.


                                  ARTICLE 11.

                               PERFORMANCE UNITS

          11.1  Award of Performance Units.  For each Performance Period (as
                --------------------------
defined in Section 10.2), Performance Units may be granted under the Plan to such employees, officers, directors and independent contractors of the Corporation and its subsidiaries as the Committee shall determine in its sole discretion. The award agreement covering such Performance Units shall specify a value for each Performance Unit or shall set forth a formula for determining the value of each Performance Unit at the time of payment (the "Ending Value"). If necessary to make the calculation of the amount to be paid to the recipient pursuant to Section 11.3, the Committee shall also state in the award agreement the initial value of each Performance Unit (the "Initial Value"). Performance Units granted to a recipient shall be credited to an account (a "Performance Unit Account") established and maintained for such recipient.

          11.2  Right to Payment of Performance Units.  With respect to each
                -------------------------------------
award of Performance Units under the Plan, the Committee shall specify Performance Objectives which must be satisfied in order for the recipient to vest in the Performance Units which have been awarded to such recipient for the Performance Period. If the Performance Objectives established for a recipient for the Performance Period are partially but not fully met, the Committee may, nonetheless, in its sole discretion, determine that all or a portion of the Performance Units have vested. If the Performance Objectives for a Performance Period are exceeded, the Committee may, in its sole discretion, grant additional, fully vested Performance Units to the recipient. The Committee may, in its sole discretion, adjust the Performance Objectives or the Initial Value or Ending Value of any Performance Units to reflect extraordinary events, such as stock splits, recapitalizations, mergers, combinations, divestitures, spin-offs and the like. The Committee may also determine, in its sole discretion, that Performance Units awarded to a recipient shall become partially or fully vested upon the recipient's termination of employment or other arrangement for the provision of services to the Corporation due to Disability, Retirement, death or otherwise, or upon a Relocation Event or Special Event.

          11.3  Payment for Performance Units.  As soon as practicable following
                -----------------------------
the end of a Performance Period, the Committee shall determine whether the Performance Objectives for the Performance Period have been achieved (or partially achieved to the extent necessary to permit partial vesting at the discretion of the Committee pursuant to Section 11.2). If the Performance Objectives for the Performance Period have been exceeded, the Committee shall determine whether additional Performance Units shall be granted to the recipient pursuant to Section 11.2. As soon as reasonably practicable after such determinations, or at such later date as the Committee shall determine at the time of grant, the Corporation shall pay to the recipient an amount with respect to each vested Performance Unit equal to the Ending Value of the Performance Unit or, if the Committee shall so specify at the time of grant, an amount equal to (i) the Ending Value of the Performance Unit less (ii) the Initial Value of the Performance Unit. Payment shall be made entirely in cash, entirely in Common Stock (including Restricted Shares) or in such combination of cash and Common Stock as the Committee shall determine in its sole discretion.


                                  ARTICLE 12.

                              UNRESTRICTED SHARES

          12.1  Award of Unrestricted Shares.  The Committee may cause the
                ----------------------------
Corporation to grant Unrestricted Shares to employees, officers, directors or independent contractors of the Corporation at such time or times, in such amounts and for such reasons as the Committee, in its sole discretion, shall determine. No payment shall be required for Unrestricted Shares.

          12.2  Delivery of Unrestricted Shares.  The Corporation shall issue,
                -------------------------------
in the name of each person to whom Unrestricted Shares have been granted, stock certificates representing the total number of Unrestricted Shares granted to the recipient, and shall deliver such certificates to the recipient as soon as reasonably practicable after the date of grant or on such later date as the Committee shall determine at the time of grant.

                                  ARTICLE 13.

                       GRANTS TO NON-EMPLOYEE DIRECTORS

          Non-Employee Directors (as defined in Rule 16b-3 of the Act) who remain as such on the last day of any given fiscal quarter shall be issued quarterly, in arrears, such number of shares of Common Stock as have a Market Price on the last day of such fiscal quarter equal to $3,750, with such amount being pro rated for any Non-Employee Director who serves less than such full fiscal quarter. If there shall be a merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure such that the shares of Common Stock are changed into or become exchangeable for a different security, thereafter the shares to be granted to Non-Employee Directors hereunder shall be similarly adjusted.


                                  ARTICLE 14.

                              TAX OFFSET PAYMENTS

          The Committee shall have the authority at the time of any award under the Plan or anytime thereafter to make Tax Offset Payments, in cash or Unrestricted Shares, to assist recipients in paying income taxes incurred as a result of their participation in the Plan. The Tax Offset Payments shall be determined by multiplying a percentage established by the Committee by all or a portion (as the Committee shall determine) of the taxable income recognized by a recipient upon (i) the exercise of Non-qualified Stock Options or Stock Appreciation Rights, (ii) the disposition of shares received upon exercise of Incentive Stock Options, (iii) the lapse of restrictions on Restricted Shares,
(iv) the award of Unrestricted Shares, or (v) payments for Performance Shares or Performance Units. The percentage shall be established, from time to time, by the Committee at that rate which the Committee, in its sole discretion, determines to be appropriate and in the best interests of the Corporation to assist recipients in paying income taxes incurred as a result of the events described in the preceding sentence.


                                  ARTICLE 15.

                   ADJUSTMENT UPON CHANGES IN CAPITALIZATION

          Notwithstanding any other provision of the Plan, the Committee may:
(i) at any time, make or provide for such adjustments to the Plan or to the number and class of shares available thereunder or (ii) at the time of grant of any Options, Stock Appreciation Rights, Restricted Shares or Performance Shares, provide for such adjustments to such Options, Stock Appreciation Rights, Restricted Shares or Performance Shares, in each case, as the Committee shall deem appropriate to prevent dilution or enlargement of rights, including, without limitation, adjustments in the event of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, spin-offs, reorganizations, liquidations and the like.


                                  ARTICLE 16.

                           AMENDMENT AND TERMINATION

          The Board may suspend, terminate, modify or amend the Plan, provided that any amendment that would (i) materially increase the aggregate number of shares which may be issued under the Plan, (ii) materially increase the benefits accruing to persons eligible to receive awards under the Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan, shall be subject to the approval of the Corporation's stockholders, except that any such increase or modification that may result from adjustments authorized by Article 15 hereof shall not require such stockholder approval. If the Plan is terminated, the terms of the Plan shall, notwithstanding such termination, continue to apply to awards granted prior to such termination. No suspension, termination, modification or amendment of the Plan may, without the consent of the recipient to whom an award shall theretofore have been granted, adversely affect the rights of such recipient under such award.


                                  ARTICLE 17.

                               WRITTEN AGREEMENT

          Each award of Options, Stock Appreciation Rights, Restricted Shares, Performance Shares, Performance Units, Unrestricted Shares and Tax Offset Payments shall be evidenced by a written agreement containing such restrictions, terms and conditions, if any, as the Committee may require. In the event of any conflict between a written agreement and the Plan, the terms of the Plan shall govern.


                                  ARTICLE 18.

                           MISCELLANEOUS PROVISIONS

          18.1  Tax Withholding.  The Corporation shall have the right to
                ---------------
require recipients or their beneficiaries or legal representatives to remit to the Corporation an amount sufficient to satisfy Federal, state and local withholding tax requirements, or to deduct from all payments under the Plan, including Tax Offset Payments, amounts sufficient to satisfy all withholding tax requirements. Whenever payments under the Plan are to be made to a recipient in cash, such payments shall be net of any amounts sufficient to satisfy all Federal, state and local withholding tax requirements. The Committee may, in its sole discretion, permit a recipient to satisfy his or her tax withholding obligation either by (i) surrendering shares of Common Stock owned by the recipient or (ii) having the Corporation withhold from shares of Common Stock otherwise deliverable to the employee. Shares surrendered or withheld shall be valued at their Market Price as of the date on which income is required to be recognized for income tax purposes.

          18.2  Compliance With Section 16(b).  In the case of recipients of
                -----------------------------
awards under the Plan who are or may be subject to Section 16 of the Act, it is the intent of the Corporation that the Plan and any award granted hereunder satisfy and be interpreted in a manner that satisfies the applicable requirements of Rule 16b-3, so that such persons will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Act and will not be subjected to liability thereunder. If any provision of the Plan or any award would otherwise conflict with the intent expressed herein, that provision, to the extent possible, shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provision shall be deemed void as applicable to recipients who are or may be subject to Section 16 of the Act.

          18.3  Successors.  The obligations of the Corporation under the Plan
                ----------
shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Corporation, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Corporation. In the event of any of the foregoing, the Committee may, at its discretion prior to the consummation of the transaction and subject to Article 16 hereof, cancel, offer to purchase, exchange, adjust or modify any outstanding awards, at such time and in such manner as the Committee deems appropriate and in accordance with applicable law.

          18.4  General Creditor Status.  Recipients of awards under the Plan
                -----------------------
shall have no right, title, or interest whatsoever in or to any investments which the Corporation may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Corporation and any recipient of an award under the Plan or any beneficiary or legal representative of such a recipient. To the extent that any person acquires a right to receive payments from the Corporation under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Corporation. All payments to be made hereunder shall be paid from the general funds of the Corporation and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.

          18.5  No Right to Employment.  Nothing in the Plan or in any written
                ----------------------
agreement entered into pursuant to Article 17 hereof, nor the grant of any award, shall confer upon any person any right to continue in the employ of or be retained in any capacity by the Corporation or a subsidiary or to be entitled to any remuneration or benefits not set forth in the Plan or such written agreement or interfere with or limit the right of the Corporation or a subsidiary to modify the terms of or terminate at any time such person's employment or other arrangement for the provision of services to the Corporation.

          18.6  Notices.  Notices required or permitted to be made under the
                -------
Plan shall be sufficiently made if personally delivered to a recipient of an award under the Plan or sent by regular mail addressed (a) to the recipient at the recipient's address as set forth in the books and records of the Corporation or its subsidiaries, or (b) to the Corporation or the Committee at the principal office of the Corporation clearly marked "Attention: Stock Option Committee."

          18.7  Severability.  In the event that any provision of the Plan shall
                ------------
be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

          18.8  Governing Law.  To the extent not preempted by Federal law, the
                -------------
Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Nevada.